Exhibit 20.1
Higher Education Funding I
For the Monthly Calculation Date — October 25, 2005
Current Collection Period — September 2005
Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I
For the Monthly Calculation Date — 10/25/05
Current Collection Period — September 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)

Collection period payment activity
Principal Payments	$9,083,232	$11,365,279	$9,209,113
Principal Claim Payments	1,530,170	2,418,244	1,778,297
Interest Payments	3,434,753	3,594,232	3,647,860
Interest Claim Payments	48,855	79,792	65,211
Fees	14,221	14,103	14,346
Repurchased principal and interest	—	—	(80,641)

Subtotal	14,111,231	17,471,649	14,634,186
Prior period undistributed collections	4,338,760	17,159,990	17,701,865
Prior period collections deposited by the Servicer in the current period	1,715,399	903,921	972,167
Current period collections deposited by the Servicer in the subsequent period	(903,921)	(972,167)	(1,307,649)

Total cash remitted by the Servicers during the current collection period	19,261,470	34,563,392	32,000,569

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	11,770	—	7,254
Amounts transferred from the reserve account	—	—	—
Special allowance payments received	7,568,732	—	—
Subsidy payments received	2,274,981	—	—
Interest earnings on trust accounts	249,229	298,462	352,246

Total cash deposits	29,366,182	34,861,855	32,360,069

Total cash distributions	(12,206,192)	(17,159,990)	(17,701,865)

Account Balance at the end of the Collection Period	$17,159,990	$17,701,865	$14,658,204

	Distributions	Distributions	Distributions
	8/25/05	9/26/05	10/25/05

First, to the U.S. Department of Education	$1,539,884	$1,602,741	$1,596,932

Second, to the administration account for certain costs and expenses	360,356	385,895	360,117

Third, to the interest account for payment of interest on Senior Notes	5,521,773	5,759,389	5,724,946

Fourth, to the principal account for payment of principal on Senior Notes	—	—	—

Fifth, to the interest account for payment of interest on Sub. Notes	439,178	458,356	503,575

Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—

Seventh, to the reserve account to achieve defined requirement	—	—	—

Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—

Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—

Tenth, to the interest account for payment of interest on Junior Notes	—	—	—

Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—

Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—

Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—

Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—

Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—

Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—

Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—

Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—

Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—

Twentieth, to the credit of the retirement account	—	—	—

Twenty-first, excess to the surplus fund	9,298,799	9,495,483	6,472,634

Total Distributions	$17,159,990	$17,701,865	$14,658,204

Higher Education Funding I
For the Monthly Calculation Date — 10/25/05
Current Collection Period — September 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor

Senior FRN:
A-1	$242,000,000	$242,000,000	$—	$—	$242,000,000	1.0000
A-2	269,000,000	269,000,000	—	—	269,000,000	1.0000
A-3	217,000,000	217,000,000	—	—	217,000,000	1.0000
A-4	171,000,000	171,000,000	—	—	171,000,000	1.0000
A-5	101,000,000	101,000,000	—	—	101,000,000	1.0000

Subtotal	1,000,000,000	1,000,000,000	—	—	1,000,000,000	1.0000
Senior ARN:
A-1	50,000,000	50,000,000	137,699	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	138,082	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	139,616	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	139,156	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	212,589	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	138,082	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	207,123	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	208,274	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	140,000	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	212,301	—	75,000,000	1.0000
A-11	75,000,000	—	—	—	—	0.0000
A-12	50,000,000	50,000,000	141,534	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	138,849	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	211,151	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	279,156	—	50,000,000	1.0000

Subtotal	900,000,000	825,000,000	2,443,614	—	825,000,000	0.9167
Subordinate ARN:
B-1	50,000,000	50,000,000	147,671	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	143,836	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	291,507	—	100,000,000	1.0000

Total	$2,000,000,000	$1,925,000,000	$2,735,121	$—	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$1,759,599,770	$1,750,187,917	$(7,730,617)	$1,742,457,300	$70,150,442	$1,812,607,742
Loans Purchased	1,371,060	1,541,320	81,103,686	82,645,006	(81,283,624)	1,361,382
Loans Repurchased	—	—	—	—	80,641	80,641
Loans Sold	—	—	—	—	—	—
Loans Repaid	(9,944,621)	(9,083,232)	(2,282,047)	(11,365,279)	2,156,166	(9,209,113)
Claims Paid	(2,249,326)	(1,530,170)	(888,074)	(2,418,244)	639,946	(1,778,297)
Capitalized Interest	1,380,842	1,305,360	(47,672)	1,257,688	211,166	1,468,853
Servicer Adjustments	30,193	36,105	(4,834)	31,271	42,933	74,204

Ending Balance	$1,750,187,917	$1,742,457,300	$70,150,442	$1,812,607,742	$(8,002,330)	$1,804,605,412

Accrued Interest	18,456,196	17,875,631	1,648,116	19,523,747	1,342,131	20,865,878
SAP Receivable	7,573,160	2,920,592	3,171,202	6,091,794	3,308,096	9,399,889
Servicer Payments Due	1,715,399	903,921	68,246	972,167	335,482	1,307,649
Trust Cash Accounts	118,587,851	137,542,676	(81,213,217)	56,329,459	8,272,496	64,601,955

Total Assets	$1,896,520,522	$1,901,700,119	$(6,175,210)	$1,895,524,909	$5,255,875	$1,900,780,784

Senior Notes	$1,825,000,000	$1,825,000,000	$—	$1,825,000,000	$—	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	9,642,815	12,667,220	(5,840,839)	6,826,380	3,305,957	10,132,337

Total Liabilities	$1,934,642,815	$1,937,667,220	$(5,840,839)	$1,931,826,380	$3,305,957	$1,935,132,337

Selected Statistics:
Asset Coverage (a)	98.02%	98.13%	-0.02%	98.11%	0.10%	98.22%
Asset Coverage (aaa)	103.39%	103.51%	-0.02%	103.49%	0.11%	103.60%
Subordinate %	5.19%	5.19%	0.00%	5.19%	0.00%	5.19%
WA Coupon	4.41%	4.41%	0.02%	4.43%	0.00%	4.42%
Average Balance	$39,195	$39,227	$197	$39,424	$43	$39,467
WA Rem. Mo.	288.8	288.3	0.3	288.6	(0.3)	288.3
Number of Loans	44,653	44,420	1,557	45,977	(253)	45,724

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Reserve acct.	$14,437,500	$14,437,500	$—	$14,437,500	$—	$14,437,500
Acquisition acct.	33,261,672	31,819,498	(14,455,784)	17,363,715	(1,485,283)	15,878,431
Collection acct.	4,338,760	17,159,989	541,875	17,701,865	(3,043,661)	14,658,204
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	56,907,104	61,458,469	(61,458,469)	—	9,495,483	9,495,483

Subtotal	108,945,035	124,875,456	(75,372,377)	49,503,079	4,966,539	54,469,618
Accrued Expenses:
Admin. acct.	601,785	600,161	(288,137)	312,024	(141,105)	170,919
Interest acct.	8,511,933	11,562,462	(5,552,702)	6,009,759	3,482,625	9,492,384
Benefits acct.	529,097	504,597	—	504,597	(35,563)	469,034

Subtotal	9,642,815	12,667,220	(5,840,839)	6,826,380	3,305,957	10,132,337

Total	$118,587,851	$137,542,676	$(81,213,217)	$56,329,459	$8,272,496	$64,601,955

Higher Education Funding I
For the Monthly Calculation Date — 10/25/05
Current Collection Period — September 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$2,703,559	$3,017,780	$273,893	$3,291,673	$(1,096,970)	$2,194,703
Filed During Period	2,563,547	1,888,893	(423,104)	1,465,789	1,156,035	2,621,824
Paid During Period	(2,249,326)	(1,615,000)	(947,759)	(2,562,759)	784,462	(1,778,297)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$3,017,780	$3,291,673	$(1,096,970)	$2,194,703	$843,527	$3,038,230

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
4-Year	5.15%	$98,079	0.01%	11	0.02%	$8,916
2-Year	4.70%	12,563	0.00%	3	0.01%	4,188
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	5.30%	289,479	0.02%	24	0.05%	12,062
Other/Unknown	4.42%	1,804,205,292	99.98%	45,686	99.92%	39,491

Total	4.42%	$1,804,605,412	100.00%	45,724	100.00%	$39,467

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	$1,067,083,622	61.24%	$1,140,551,668	62.92%	$1,117,789,732	61.94%
31-60	49,084,109	2.82%	41,298,656	2.28%	43,757,282	2.42%
61-90	25,313,380	1.45%	22,242,870	1.23%	19,686,660	1.09%
91-120	16,493,496	0.95%	14,764,474	0.81%	13,092,836	0.73%
121-150	12,113,700	0.70%	10,825,090	0.60%	9,745,648	0.54%
151-180	8,240,786	0.47%	8,618,208	0.48%	8,168,926	0.45%
181-210	6,459,523	0.37%	5,513,481	0.30%	6,244,966	0.35%
211-240	4,901,498	0.28%	4,365,603	0.24%	3,514,115	0.19%
241-270	3,921,769	0.23%	4,170,158	0.23%	3,516,613	0.19%
270+	1,830,904	0.11%	3,657,926	0.20%	3,893,012	0.22%

Total repayment	$1,195,442,786	68.61%	$1,256,008,132	69.29%	$1,229,409,792	68.13%
In School	237,345	0.01%	237,345	0.01%	211,936	0.01%
Grace	38,631	0.00%	12,313	0.00%	32,222	0.00%
Deferment	365,954,639	21.00%	370,801,898	20.46%	374,875,590	20.77%
Forbearance	177,492,226	10.19%	183,353,351	10.12%	197,037,643	10.92%
Claims in Process	3,291,673	0.19%	2,194,703	0.12%	3,038,230	0.17%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$1,742,457,300	100.00%	$1,812,607,742	100.00%	$1,804,605,412	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	28,710	64.63%	30,328	65.96%	29,735	65.03%
31-60	1,294	2.91%	1,119	2.43%	1,150	2.52%
61-90	669	1.51%	584	1.27%	528	1.15%
91-120	459	1.03%	396	0.86%	338	0.74%
121-150	334	0.75%	296	0.64%	258	0.56%
151-180	221	0.50%	241	0.52%	223	0.49%
181-210	172	0.39%	156	0.34%	185	0.40%
211-240	125	0.28%	123	0.27%	104	0.23%
241-270	101	0.23%	105	0.23%	101	0.22%
270+	55	0.12%	98	0.21%	97	0.21%

Total repayment	32,140	72.35%	33,446	72.75%	32,719	71.56%
In School	22	0.05%	22	0.05%	20	0.04%
Grace	6	0.01%	3	0.01%	4	0.01%
Deferment	8,319	18.73%	8,434	18.34%	8,549	18.70%
Forbearance	3,858	8.69%	4,011	8.72%	4,347	9.51%
Claims in Process	75	0.17%	61	0.13%	85	0.19%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	44,420	100.00%	45,977	100.00%	45,724	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance

(current month)
ASA	5.80%	$404,954,675	22.44%	9,435	20.63%	$42,920
Great Lakes	4.03%	1,399,650,737	77.56%	36,289	79.37%	38,570

Total	4.42%	$1,804,605,412	100.00%	45,724	100.00%	$39,467

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee

(current month)
ACS	5.80%	$404,954,675	22.44%	9,435	20.63%	100.00%
Great Lakes	4.03%	1,399,650,737	77.56%	36,289	79.37%	100.00%

Total	4.42%	$1,804,605,412	100.00%	45,724	100.00%	100.00%

Higher Education Funding I
For the Monthly Calculation Date — 10/25/05
Current Collection Period — September 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
Subsidized Stafford	4.70%	$117,355	0.01%	21	0.05%	$5,588
Unsubsidized Stafford	4.70%	126,803	0.01%	17	0.04%	7,459
PLUS	6.10%	155,962	0.01%	14	0.03%	11,140
Consolidation	4.42%	1,804,205,292	99.98%	45,672	99.89%	39,504
Non-FFELP	—	—	0.00%	—	0.00%	—

Total	4.42%	$1,804,605,412	100.00%	45,724	100.00%	$39,467

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
<4%	3.24%	955,318,122.79	52.94%	26,007	56.88%	$36,733
4-5%	4.31%	360,619,312.19	19.98%	9,126	19.96%	39,516
5-6%	5.41%	125,785,263.29	6.97%	2,680	5.86%	46,935
6-7%	6.44%	136,904,600.25	7.59%	2,872	6.28%	47,669
7-8%	7.48%	105,703,765.86	5.86%	2,296	5.02%	46,038
8+%	8.18%	120,274,347.84	6.66%	2,743	6.00%	43,848

Total	4.42%	$1,804,605,412	100.00%	45,724	100.00%	$39,467

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance

			(current month)			(prior month)
0-60	274,072.14	0.02%	20	0.04%	$13,704	$13,461
61-120	3,073,634.24	0.17%	286	0.63%	10,747	10,354
121-180	64,024,578.81	3.55%	3,963	8.67%	16,156	16,137
181-240	549,645,641.18	30.46%	20,402	44.62%	26,941	26,959
241-300	449,051,628.13	24.88%	11,658	25.50%	38,519	38,699
301-360	539,479,975.10	29.89%	7,265	15.89%	74,257	74,280
361+	199,055,882.62	11.03%	2,130	4.66%	93,453	93,663

Total	$1,804,605,412	100.00%	45,724	100.00%	$39,467	$39,424

Note Interest Rates	6/27/05	7/225/2005	8/25/05	9/26/05	10/25/05	10/25/05 Note Balance

Senior FRN:
A-1	3.32%	3.32%	3.87%	3.87%	3.87%	242,000,000
A-2	3.39%	3.39%	3.94%	3.94%	3.94%	269,000,000
A-3	3.42%	3.42%	3.97%	3.97%	3.97%	217,000,000
A-4	3.43%	3.43%	3.98%	3.98%	3.98%	171,000,000
A-5	3.45%	3.45%	4.00%	4.00%	4.00%	101,000,000

Subtotal						1,000,000,000
Senior ARN:
A-1	3.30%	3.46%	3.59%	3.74%	3.84%	$50,000,000
A-2	3.32%	3.48%	3.60%	3.78%	3.96%	50,000,000
A-3	3.18%	3.53%	3.64%	3.84%	3.98%	50,000,000
A-4	3.15%	3.39%	3.63%	3.87%	4.01%	50,000,000
A-5	3.25%	3.42%	3.58%	3.86%	4.05%	75,000,000
A-6	3.29%	3.46%	3.60%	3.74%	3.94%	50,000,000
A-7	3.32%	3.48%	3.60%	3.78%	3.97%	75,000,000
A-8	3.36%	3.48%	3.62%	3.80%	3.96%	75,000,000
A-9	3.21%	3.39%	3.65%	3.86%	4.05%	50,000,000
A-10	3.22%	3.43%	3.56%	3.85%	4.04%	75,000,000
A-11	—	—	—	—	—	—
A-12	3.22%	3.43%	3.56%	3.85%	4.04%	50,000,000
A-13	3.36%	3.48%	3.62%	3.80%	3.96%	50,000,000
A-14	3.21%	3.43%	3.67%	3.87%	4.01%	75,000,000
A-15	3.22%	3.38%	3.58%	3.70%	3.90%	50,000,000

Subtotal						825,000,000
Subordinate ARN:
B-1	3.42%	3.59%	3.75%	4.10%	4.14%	50,000,000
B-2	3.57%	3.60%	3.75%	3.95%	4.19%	50,000,000

Subtotal						100,000,000

Total						$1,925,000,000

Admin Acct. Accrual	6/27/05	7/25/05	8/25/05	9/26/05	Change	10/25/05

Servicing Fees	$160,904	$156,535	$147,160	$156,983	$3,385	$160,368
Administration Fees	74,411	73,976	73,315	79,704	(309)	79,395

Total	$235,315	$230,511	$220,475	$236,687	$3,076	$239,763

Debt Service Accts	6/27/05	7/25/05	8/25/05	9/26/05	Change	10/25/05

Debt Service Cash:
Principal acct.	$—	$—	$—	$—	$—	$—
Retirement acct.	—	—	—	—	—	—
Interest acct.	9,061,769	12,478,791	6,700,880	9,994,563	3,146,316	13,140,878

Total	$9,061,769	$12,478,791	$6,700,880	$9,994,563	$3,146,316	$13,140,878

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Acquisiton acct.	$10,007	$10,994	$10,968	$12,240	$24,423	$36,664

Total	$10,007	$10,994	$10,968	$12,240	$24,423	$36,664